Exhibit 99.1

UnionBanCal Corporation Announces Third Quarter Earnings From Continuing Operations of $110 Million or $0.79 Per Share

Third Quarter 2008 Highlights:

  Total revenue up 1 percent versus second quarter and up 13 percent year-over-year
  Net interest income up 2 percent versus second quarter and up 22 percent year-over-year
  Net interest margin of 3.67 percent, up 16 basis points year-over-year
  Average total loans up 20 percent year-over-year
  Average core deposits comprised 76.4 percent of average total deposits
  Average all-in cost of funds was 1.60 percent
  Total provision for credit losses of $125 million
  Nonperforming assets of $304 million, or 0.49 percent of total assets, at quarter-end

SAN FRANCISCO--(BUSINESS WIRE)--October 20, 2008--UnionBanCal Corporation (NYSE:UB) today reported third quarter 2008 net income of $104.8 million, or $0.75 per diluted common share. This compares with $127.5 million, or $0.92 per diluted common share, a year earlier, and $141.3 million, or $1.02 per diluted common share, in second quarter 2008. Net income for third quarter 2008 included a net loss from discontinued operations of $5.3 million, or $0.04 per diluted common share. Net income for third quarter 2007 included a net loss from discontinued operations of $22.8 million, or $0.16 per diluted common share. Net income for second quarter 2008 included an $11.5 million after-tax, or $0.08 per diluted common share, net gain on the sale of the insurance brokerage business, and a $4.4 million after-tax, or $0.03 per diluted common share, gain on the partial redemption of MasterCard Inc. common stock.

Earnings from continuing operations for third quarter 2008 were $110.1 million, or $0.79 per diluted common share, compared with $150.2 million, or $1.08 per diluted common share, a year earlier, and $134.3 million, or $0.97 per diluted common share, in second quarter 2008.

For the first nine months of 2008, earnings from continuing operations were $366.8 million, or $2.65 per diluted common share. This compares with earnings from continuing operations for the first nine months of 2007 of $464.1 million, or $3.33 per diluted common share.

Summary of Third Quarter Results From Continuing Operations

Third Quarter Total Revenue

For third quarter 2008, total revenue (taxable-equivalent net interest income plus noninterest income) was $721 million, up 13 percent compared with third quarter 2007. Net interest income increased 22 percent and noninterest income decreased 4.6 percent. Compared with second quarter 2008, total revenue was up 1.2 percent, with net interest income up 1.8 percent and noninterest income down 0.5 percent.

Third Quarter Net Interest Income (Taxable-equivalent)

Net interest income was $522 million in third quarter 2008, up $93 million, or 22 percent, from the same quarter a year ago, primarily due to lower rates paid on interest bearing liabilities and strong loan growth, partially offset by lower yields on earning assets. Average earning assets in third quarter 2008 increased $8 billion, or 16.4 percent, compared to third quarter 2007, primarily due to a $7.7 billion, or 19.5 percent, increase in average loans.

Compared to third quarter 2007, average interest bearing deposits increased $1.1 billion, or 4 percent, while average noninterest bearing deposits decreased $1.4 billion, or 10.3 percent.

Average noninterest bearing deposits represented 29.7 percent of average total deposits in third quarter 2008. The annualized average all-in cost of funds was 1.60 percent, compared with 2.78 percent in third quarter 2007, and 1.56 percent in second quarter 2008. The Company’s average core deposit-to-loan ratio was 67.4 percent.

The net interest margin in third quarter 2008 was 3.67 percent, an increase of 16 basis points compared with third quarter 2007.

Third quarter 2008 net interest income increased 1.8 percent from second quarter 2008. Average loans increased $1.7 billion, or 3.7 percent. Average noninterest bearing deposits decreased $0.5 billion, or 4 percent. Average interest bearing deposits decreased $1.0 billion, or 3.4 percent, primarily due to a decrease in large time deposits, offset by increased borrowings from the Federal Reserve Bank and the Federal Home Loan Bank, a more stable source of funding. The net interest margin decreased 7 basis points to 3.67 percent.

Third Quarter Noninterest Income

In third quarter 2008, noninterest income was $198.7 million, down $9.5 million, or 4.6 percent, from the same quarter a year ago. Service charges on deposit accounts and trust and investment management fees were both flat, while trading account revenues declined $9.4 million.

Third quarter 2008 noninterest income decreased $0.9 million, or 0.5 percent, compared with second quarter 2008. Service charges on deposit accounts were flat, with lower account analysis fees offset by higher overdraft fees.

Third Quarter Noninterest Expense

Noninterest expense for third quarter 2008 was $443.8 million, an increase of $63.0 million, or 16.5 percent, compared with third quarter 2007. Salaries and employee benefits expense increased $21.3 million, or 9.8 percent, primarily due to annual merit increases and higher staff levels. The provision for losses on off-balance sheet commitments was $8 million in third quarter 2008, compared to $4 million in third quarter 2007.

Noninterest expense increased $24.5 million, or 5.8 percent, compared with second quarter 2008. Salaries and other compensation expense was flat. The provision for losses on off-balance sheet commitments was $8 million, compared to $5 million in second quarter 2008. Other noninterest expense increased $19.2 million, or 52.7 percent, primarily due to losses related to the securities lending program, higher regulatory agency fees and higher expense related to low income housing projects.

Year-to-Date Results

Total revenue for the first nine months of 2008 was $2.1 billion, an increase of $201 million, or 10.6 percent, compared with total revenue of $1.9 billion in the same period of 2007. Net interest income increased $208 million, or 16.1 percent, and noninterest income decreased $7 million, or 1.1 percent.

Noninterest income in the first nine months of 2008 was $594 million, a decrease of $7 million, or 1.1 percent, compared with the same period in 2007. Service charges on deposit accounts were flat, with higher account analysis fees related to lower earnings credit rates offset by lower overdraft fees on lower deposit balances.

For the first nine months of 2008, noninterest expense increased $110 million, or 9.5 percent, over the first nine months of 2007. Salaries and other compensation expense increased $32 million, or 5.7 percent, primarily due to annual merit increases, higher staff levels and higher accruals for performance-related incentive expense. The provision for off-balance sheet commitments was $21 million in the first nine months of 2008, compared with $5 million in the first nine months of 2007. Other noninterest expense increased $34.6 million, or 39.4 percent, primarily due to losses related to the securities lending program, higher expense related to low income housing projects and higher regulatory agency fees.

Credit Quality

Nonperforming assets at September 30, 2008, were $304 million, or 0.49 percent of total assets. This compares with $225 million, or 0.37 percent of total assets, at June 30, 2008, and $53 million, or 0.10 percent of total assets, at September 30, 2007.

In third quarter 2008, the total provision for credit losses was $125 million, compared with a total provision for credit losses of $100 million in second quarter 2008, and a total provision for credit losses of $20 million in third quarter 2007. The total provision for credit losses is comprised of the provision for loan losses and the provision for losses on off-balance sheet commitments, which is classified in noninterest expense.

Net loans charged-off for third quarter 2008 were $63 million, or 0.53 percent of average total loans. This compares with net loans charged-off of $31 million, or 0.28 percent of average total loans, in second quarter 2008, and net loans charged-off of $2 million, or 0.02 percent of average total loans, in third quarter 2007.

At September 30, 2008, the allowance for credit losses as a percent of total loans and as a percent of nonaccrual loans was 1.43 percent and 240 percent, respectively. These ratios were 1.37 percent and 291 percent, respectively, at June 30, 2008, and 1.10 percent and 853 percent, respectively, at September 30, 2007.

Balance Sheet and Capital Ratios

At September 30, 2008, the Company had total assets of $62.6 billion. Total loans were $48.3 billion and total deposits were $42.4 billion, resulting in a period-end deposit-to-loan ratio of 87.7 percent. Core deposits at period-end were $33.3 billion, resulting in a core deposit-to-loan ratio of 68.9 percent. At period-end, total stockholders’ equity was $4.7 billion and the tangible common equity ratio was 6.96 percent. The Company’s Tier I and total risk-based capital ratios at period-end were 8.03 percent and 10.94 percent, respectively.

Discontinued Operations

Commencing with second quarter 2008, the results of the insurance brokerage business have been reported in discontinued operations and all prior periods have been restated to reflect this accounting treatment.

Commencing with fourth quarter 2007, the results of the retirement recordkeeping business have been reported in discontinued operations and all prior periods have been restated to reflect this accounting treatment.

Status of Merger with The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Mitsubishi UFJ Financial Group, Inc. ("MUFG") (NYSE:MTU), its wholly owned subsidiary, The Bank of Tokyo-Mitsubishi UFJ, Ltd. ("BTMU"), and UnionBanCal Corporation (“UNBC”) announced on September 28, 2008, the successful completion of the cash tender offer by MUFG and BTMU to purchase all of the outstanding shares of UNBC that MUFG and its affiliates do not already own. The offer expired at 12:00 midnight EDT on Friday, September 26, 2008.

On September 28, 2008, BTMU accepted for payment a total of 46,119,880 shares tendered pursuant to the offer and not withdrawn at a price of $73.50 per share. Payment for the shares accepted for purchase under the offer was made on October 1, 2008, in cash, without interest, by the depositary. Following completion of the offer, BTMU owned approximately 136,337,188 shares of UNBC common stock outstanding as of October 1, 2008. Together, MUFG, BTMU and their affiliates owned approximately 97% of our outstanding Common Stock as of such date.

In accordance with the merger agreement between BTMU and UNBC announced on August 18, 2008, BTMU and UNBC will carry out a second-step merger as a result of which UNBC will become a wholly owned indirect subsidiary of MUFG. In the merger, each share of UNBC common stock not previously purchased in the tender offer will be converted, subject to appraisal rights, into the right to receive $73.50 per share in cash. On October 3, 2008, BTMU executed a written consent approving and adopting the merger agreement and approving the merger. Consummation of the merger is expected to occur as soon as reasonably practicable.

Forward-Looking Statements

The following appears in accordance with the Private Securities Litigation Reform Act. This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words “believe,” ”continue,” “expect,” “target,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” They may also consist of annualized amounts based on historical interim period results. Forward-looking statements in this press release include those related to the anticipated consummation of the merger.

There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in the Company’s forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict and could have a material adverse effect on the Company’s stock price, financial condition, and results of operations or prospects. Such risks and uncertainties include, but are not limited to, declines or disruptions in the stock, bond, or credit markets which may adversely affect the Company or the Company’s borrowers or other customers; adverse economic conditions in the United States; adverse economic and fiscal conditions in California; increased energy costs; global political and general economic conditions related to the war on terrorism and other hostilities; fluctuations in interest rates; the controlling interest in UnionBanCal Corporation of BTMU, which is a wholly-owned subsidiary of MUFG; the effects of filing taxes on the worldwide unitary basis; competition in the banking and financial services industries; deposit pricing pressures; the levels of commercial and residential real estate activity in our market; adverse effects of current and future banking laws, rules and regulations and their enforcement; effects of governmental fiscal or monetary policies; legal or regulatory proceedings or investigations; changes in accounting practices or requirements; and risks associated with various strategies the Company may pursue, including potential acquisitions, divestitures and restructurings.

A complete description of the Company, including related risk factors, is discussed in the Company’s public filings with the Securities and Exchange Commission, which are available by calling (415) 765-2969 or online at http://www.sec.gov. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.

Based in San Francisco, UnionBanCal Corporation is a bank holding company with assets of $62.6 billion at September 30, 2008. Its primary subsidiary, Union Bank of California, N.A., had 336 banking offices in California, Oregon and Washington, and 2 international offices at September 30, 2008.

UnionBanCal Corporation and Subsidiaries
Financial Highlights (Unaudited)
Exhibit 1
				Percent Change to
	As of and for the Three Months Ended			Sept. 30, 2008 from
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	June 30,
(Dollars in thousands, except per share data)	2007	2008	2008	2007	2008
Results of operations:
Net interest income (1)	$428,952	$512,887	$522,296	21.76%	1.83%
Noninterest income	208,187	199,626	198,721	(4.55%)	(0.45%)
Total revenue	637,139	712,513	721,017	13.16%	1.19%
Noninterest expense	380,847	419,312	443,812	16.53%	5.84%
Provision for loan losses	16,000	95,000	117,000	nm	23.16%
Income from continuing operations before income taxes (1)	240,292	198,201	160,205	(33.33%)	(19.17%)
Taxable-equivalent adjustment	2,389	2,329	2,550	6.74%	9.49%
Income tax expense	87,664	61,574	47,549	(45.76%)	(22.78%)
Income from continuing operations	150,239	134,298	110,106	(26.71%)	(18.01%)
Income (loss) from discontinued operations	(22,780)	7,047	(5,276)	76.84%	nm
Net income	$127,459	$141,345	$104,830	(17.75%)	(25.83%)

Per common share:
Basic earnings:
From continuing operations	$1.09	$0.98	$0.80	(26.61%)	(18.37%)
Net income	0.93	1.03	0.76	(18.28%)	(26.21%)
Diluted earnings:
From continuing operations	1.08	0.97	0.79	(26.85%)	(18.56%)
Net income	0.92	1.02	0.75	(18.48%)	(26.47%)
Dividends (2)	0.52	0.52	0.52	0.00%	0.00%
Book value (end of period)	33.71	34.11	33.50	(0.62%)	(1.79%)
Common shares outstanding (end of period) (3)	138,523,666	138,050,671	140,069,898	1.12%	1.46%
Weighted average common shares outstanding - basic (3)	137,667,976	137,208,620	138,197,446	0.38%	0.72%
Weighted average common shares outstanding - diluted (3)	139,067,952	137,899,057	139,969,419	0.65%	1.50%

Balance sheet (end of period):
Total assets (4)	$54,343,045	$60,593,921	$62,599,753	15.19%	3.31%
Total loans	39,745,341	46,041,358	48,306,118	21.54%	4.92%
Nonperforming assets	52,562	224,944	304,246	nm	35.25%
Total deposits	42,242,889	42,604,419	42,355,853	0.27%	(0.58%)
Medium and long-term debt	1,871,726	2,809,329	3,827,164	nm	36.23%
Stockholders' equity	4,669,454	4,708,790	4,692,648	0.50%	(0.34%)

Balance sheet (period average):
Total assets	$53,367,191	$59,269,965	$61,145,251	14.57%	3.16%
Total loans	39,484,785	45,494,161	47,196,204	19.53%	3.74%
Earning assets	48,901,494	54,935,058	56,920,548	16.40%	3.61%
Total deposits	41,962,726	43,203,180	41,661,224	(0.72%)	(3.57%)
Stockholders' equity	4,664,229	4,616,596	4,588,441	(1.62%)	(0.61%)

Financial ratios (5):
Return on average assets (6):
From continuing operations	1.12%	0.91%	0.72%
Net income	0.95%	0.96%	0.68%
Return on average stockholders' equity (6):
From continuing operations	12.78%	11.70%	9.55%
Net income	10.84%	12.31%	9.09%
Efficiency ratio (7)	59.14%	58.14%	60.37%
Net interest margin (1)	3.51%	3.74%	3.67%
Dividend payout ratio	47.71%	53.06%	65.00%
Tangible common equity ratio	7.79%	7.22%	6.96%
Tier 1 risk-based capital ratio (4) (8)	8.40%	7.96%	8.03%
Total risk-based capital ratio (4) (8)	11.28%	10.84%	10.94%
Leverage ratio (4) (8)	8.39%	7.95%	7.97%
Allowance for loan losses to:
Total loans	0.88%	1.14%	1.20%
Nonaccrual loans	683.96%	243.59%	200.94%
Allowances for credit losses to (9) :
Total loans	1.10%	1.37%	1.43%
Nonaccrual loans	852.52%	291.42%	239.50%
Net loans charged off to average total loans (6)	0.02%	0.28%	0.53%
Nonperforming assets to total loans and foreclosed assets	0.13%	0.49%	0.63%
Nonperforming assets to total assets (4)	0.10%	0.37%	0.49%

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Financial Highlights (Unaudited)
Exhibit 2
			Percent Change to
	As of and for the Nine Months Ended		Sept. 30, 2008 from
	Sept. 30,	Sept. 30,	Sept. 30,
(Dollars in thousands, except per share data)	2007	2008	2007
Results of operations:
Net interest income (1)	$1,290,535	$1,498,287	16.10%
Noninterest income	600,590	593,743	(1.14%)
Total revenue	1,891,125	2,092,030	10.62%
Noninterest expense	1,156,517	1,266,330	9.50%
(Reversal of) provision for loan losses	25,000	284,000	nm
Income from continuing operations before income taxes (1)	709,608	541,700	(23.66%)
Taxable-equivalent adjustment	6,755	7,405	9.62%
Income tax expense	238,727	167,493	(29.84%)
Income from continuing operations	464,126	366,802	(20.97%)
Income (loss) from discontinued operations	(21,702)	(12,037)	44.54%
Net income	$442,424	$354,765	(19.81%)

Per common share:
Basic earnings:
From continuing operations	$3.37	$2.67	(20.77%)
Net income	3.21	2.58	(19.63%)
Diluted earnings:
From continuing operations	3.33	2.65	(20.42%)
Net income	3.18	2.56	(19.50%)
Dividends (2)	1.51	1.56	3.31%
Book value (end of period)	33.71	33.50	(0.62%)
Common shares outstanding (end of period) (3)	138,523,666	140,069,898	1.12%
Weighted average common shares outstanding - basic (3)	137,694,682	137,473,242	(0.16%)
Weighted average common shares outstanding - diluted (3)	139,291,920	138,584,608	(0.51%)

Balance sheet (end of period):
Total assets (4)	$54,343,045	$62,599,753	15.19%
Total loans	39,745,341	48,306,118	21.54%
Nonperforming assets	52,562	304,246	nm
Total deposits	42,242,889	42,355,853	0.27%
Medium and long-term debt	1,871,726	3,827,164	nm
Stockholders' equity	4,669,454	4,692,648	0.50%

Balance sheet (period average):
Total assets	$53,065,919	$59,023,615	11.23%
Total loans	38,931,283	45,138,144	15.94%
Earning assets	48,568,556	54,689,402	12.60%
Total deposits	41,966,403	42,821,802	2.04%
Stockholders' equity	4,588,063	4,640,908	1.15%

Financial ratios (5):
Return on average assets (6):
From continuing operations	1.17%	0.83%
Net income	1.11%	0.80%
Return on average stockholders' equity (6):
From continuing operations	13.52%	10.56%
Net income	12.89%	10.21%
Efficiency ratio (7)	60.89%	59.49%
Net interest margin (1)	3.54%	3.65%
Dividend payout ratio	44.81%	58.43%
Tangible common equity ratio	7.79%	6.96%
Tier 1 risk-based capital ratio (4) (8)	8.40%	8.03%
Total risk-based capital ratio (4) (8)	11.28%	10.94%
Leverage ratio (4) (8)	8.39%	7.97%
Allowance for loan losses to:
Total loans	0.88%	1.20%
Nonaccrual loans	683.96%	200.94%
Allowances for credit losses to (9) :
Total loans	1.10%	1.43%
Nonaccrual loans	852.52%	239.50%
Net loans charged off to average total loans (6)	0.02%	0.31%
Nonperforming assets to total loans and foreclosed assets	0.13%	0.63%
Nonperforming assets to total assets (4)	0.10%	0.49%

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
(Taxable-Equivalent Basis)
Exhibit 3

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,
(Amounts in thousands, except per share data)	2007	2008	2008	2007	2008
Interest Income (1)
Loans	$640,511	$617,508	$638,862	$1,862,217	$1,889,732
Securities	113,083	98,338	100,659	331,342	305,042
Interest bearing deposits in banks	709	228	147	3,113	503
Federal funds sold and securities purchased under resale agreements	4,683	1,093	1,787	23,644	5,573
Trading account assets	1,898	1,119	1,364	5,200	5,287
Total interest income	760,884	718,286	742,819	2,225,516	2,206,137

Interest Expense
Deposits	259,406	144,509	135,736	727,632	500,905
Federal funds purchased and securities sold under repurchase agreements	14,259	13,057	15,630	38,290	44,402
Commercial paper	19,753	8,279	8,056	59,446	26,127
Medium and long-term debt	26,957	19,692	25,989	75,625	65,138
Trust notes	239	238	239	715	715
Other borrowed funds	11,318	19,624	34,873	33,273	70,563
Total interest expense	331,932	205,399	220,523	934,981	707,850

Net Interest Income (1)	428,952	512,887	522,296	1,290,535	1,498,287
Provision for loan losses	16,000	95,000	117,000	25,000	284,000
Net interest income after provision for loan losses	412,952	417,887	405,296	1,265,535	1,214,287

Noninterest Income
Service charges on deposit accounts	76,210	77,706	77,079	228,373	229,521
Trust and investment management fees	39,546	43,802	40,638	116,062	127,828
Trading account activities	21,795	16,687	12,397	50,473	40,096
Merchant banking fees	10,031	11,085	12,789	27,917	35,667
Brokerage commissions and fees	10,476	10,635	9,520	29,669	30,014
Card processing fees, net	7,785	8,167	8,129	22,736	24,060
Securities gains, net	171	-	50	1,621	48
Other	42,173	31,544	38,119	123,739	106,509
Total noninterest income	208,187	199,626	198,721	600,590	593,743

Noninterest Expense
Salaries and employee benefits	216,812	243,299	238,129	686,175	723,098
Net occupancy	37,534	38,232	38,574	104,919	113,008
Outside services	19,868	20,295	20,777	54,987	58,081
Professional services	17,669	15,931	21,397	45,163	51,925
Equipment	15,426	15,141	14,437	47,240	44,925
Software	14,278	14,409	14,812	41,551	44,016
Communications	9,421	9,111	9,204	26,834	27,690
Foreclosed asset expense	37	83	524	55	696
Provision for losses on off-balance sheet commitments	4,000	5,000	8,000	5,000	21,000
Other	45,802	57,811	77,958	144,593	181,891
Total noninterest expense	380,847	419,312	443,812	1,156,517	1,266,330

Income from continuing operations before income taxes (1)	240,292	198,201	160,205	709,608	541,700
Taxable-equivalent adjustment	2,389	2,329	2,550	6,755	7,405
Income tax expense	87,664	61,574	47,549	238,727	167,493

Income from Continuing Operations	150,239	134,298	110,106	464,126	366,802

Income (loss) from discontinued operations before income taxes	(23,443)	3,068	(8,175)	(21,561)	(22,692)
Income tax expense (benefit)	(663)	(3,979)	(2,899)	141	(10,655)
Income (Loss) from Discontinued Operations	(22,780)	7,047	(5,276)	(21,702)	(12,037)
Net Income	$127,459	$141,345	$104,830	$442,424	$354,765

Income from continuing operations per common share - basic	$1.09	$0.98	$0.80	$3.37	$2.67
Net income per common share - basic	$0.93	$1.03	$0.76	$3.21	$2.58
Income from continuing operations per common share - diluted	$1.08	$0.97	$0.79	$3.33	$2.65
Net income per common share - diluted	$0.92	$1.02	$0.75	$3.18	$2.56
Weighted average common shares outstanding - basic	137,668	137,209	138,197	137,695	137,473
Weighted average common shares outstanding - diluted	139,068	137,899	139,969	139,292	138,585

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Consolidated Balance Sheets
Exhibit 4

	(Unaudited)		(Unaudited)
	Sept, 30,	Dec. 31,	Sept. 30,
(Dollars in thousands)	2007	2007	2008
Assets
Cash and due from banks	$1,715,742	$2,106,927	$1,959,484
Interest bearing deposits in banks	151,000	104,528	16,029
Federal funds sold and securities purchased under resale agreements	381,604	310,178	488,014
Total cash and cash equivalents	2,248,346	2,521,633	2,463,527
Trading account assets:
Pledged as collateral	-	-	18,124
Held in portfolio	507,961	603,333	711,293
Securities available for sale:
Pledged as collateral	77,732	685,123	1,404,463
Held in portfolio	8,427,764	7,770,037	6,890,891
Loans (net of allowance for loan losses: September 30, 2007, $350,491; December 31, 2007, $402,726; September 30, 2008, $580,474)	39,394,850	40,801,462	47,725,644
Due from customers on acceptances	18,648	16,482	21,562
Premises and equipment, net	477,697	486,034	474,519
Intangible assets	7,583	6,458	4,447
Goodwill	360,058	355,287	355,287
Other assets	2,698,377	2,358,915	2,524,839
Assets of discontinued operations to be disposed or sold	124,029	122,984	5,157
Total assets	$54,343,045	$55,727,748	$62,599,753

Liabilities
Noninterest bearing	$13,675,884	$13,802,640	$13,694,272
Interest bearing	28,567,005	28,877,551	28,661,581
Total deposits	42,242,889	42,680,191	42,355,853
Federal funds purchased and securities sold under repurchase agreements	1,823,872	1,631,602	1,760,442
Commercial paper	1,706,135	1,266,656	1,659,935
Other borrowed funds	298,548	1,875,619	6,718,935
Trading account liabilities	251,051	351,057	506,890
Acceptances outstanding	18,648	16,482	21,562
Other liabilities	1,322,416	1,108,585	1,020,085
Medium- and long-term debt	1,871,726	1,913,622	3,827,164
Junior subordinated debt payable to subsidiary grantor trust	14,546	14,432	14,093
Liabilities of discontinued operations to be extinguished or assumed	123,760	131,521	22,146
Total liabilities	49,673,591	50,989,767	57,907,105

Stockholders' Equity
Preferred stock:
Authorized 5,000,000 shares; no shares issued or outstanding as of September 30, 2007, December 31, 2007 and September 30, 2008	-	-	-
Common stock, par value $1 per share:
Authorized 300,000,000 shares; issued 157,272,167 shares as of September 30, 2007, 157,559,521 shares as of December 31, 2007 and 159,834,897 shares as of September 30, 2008

	157,272	157,559	159,835
Additional paid-in capital	1,144,971	1,153,737	1,299,045
Treasury stock - 18,748,501 shares as of September 30, 2007, 19,723,453 shares as of December 31, 2007 and 19,764,999 shares as of September 30, 2008
	(1,152,157)	(1,202,584)	(1,204,759)
Retained earnings	4,818,477	4,912,392	5,050,682
Accumulated other comprehensive loss	(299,109)	(283,123)	(612,155)
Total stockholders' equity	4,669,454	4,737,981	4,692,648
Total liabilities and stockholders' equity	$54,343,045	$55,727,748	$62,599,753

UnionBanCal Corporation and Subsidiaries
Loans (Unaudited)
Exhibit 5

				Percent Change to
	Three Months Ended			Sept. 30, 2008 from
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	June 30,
(Dollars in millions)	2007	2008	2008	2007	2008

Loans (period average)
Commercial, financial and industrial	$14,258	$16,729	$17,153	20.30%	2.53%
Construction	2,372	2,566	2,613	10.16%	1.83%
Mortgage - Commercial	6,387	7,822	8,009	25.40%	2.39%
Mortgage - Residential	13,193	14,490	15,281	15.83%	5.46%
Consumer	2,570	2,978	3,421	33.11%	14.88%
Lease financing	617	645	639	3.57%	(0.93%)

Total loans held to maturity	39,397	45,230	47,116	19.59%	4.17%
Total loans held for sale	88	264	80	(9.09%)	(69.70%)

Total loans	$39,485	$45,494	$47,196	19.53%	3.74%

Nonperforming Assets (period end)
Nonaccrual loans:
Commercial, financial and industrial	$37	$82	$162	nm	97.56%
Construction	-	95	93	nm	(2.11%)
Mortgage - Commercial	15	39	34	nm	(12.82%)

Total nonaccrual loans	52	216	289	nm	33.80%
Restructured loans
Mortgage - Residential	-	2	1	nm	(50.00%)
Foreclosed assets	1	7	14	nm	100.00%

Total nonperforming assets	$53	$225	$304	nm	35.11%
Loans 90 days or more past due and still accruing
	$18	$51	$50	nm	(1.96%)

Analysis of Allowances for Credit Losses
Beginning balance	$336	$463	$527

Provision for loan losses	16	95	117

Loans charged off:
Commercial, financial and industrial	(3)	(18)	(42)
Construction	-	(10)	(16)
Mortgage - Residential	-	(2)	(3)
Consumer	(2)	(3)	(4)
Total loans charged off	(5)	(33)	(65)

Loans recovered:
Commercial, financial and industrial	2	1	2
Consumer	1	1	-
Total loans recovered	3	2	2
Net loans recovered (charged off)	(2)	(31)	(63)

Ending balance of allowance for loan losses	350	527	581
Allowance for off-balance sheet commitment losses
	86	103	111
			$-
Allowances for credit losses	$436	$630	$692

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 6

	For the Three Months Ended
	September 30, 2007			September 30, 2008
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense (10)	Rate (6)(10)	Balance	Expense (10)	Rate (6)(10)
Assets
Loans (11)
Commercial, financial and industrial	$14,342,095	$246,275	6.81%	$17,262,407	$229,377	5.29%
Construction	2,371,833	46,043	7.70	2,579,582	30,352	4.68
Residential mortgage	13,196,677	178,589	5.41	15,285,171	211,965	5.55
Commercial mortgage	6,386,963	112,743	7.00	8,008,618	111,816	5.58
Consumer	2,570,234	50,601	7.81	3,421,338	49,286	5.73
Lease financing	616,983	6,260	4.06	639,088	6,066	3.80
Total loans	39,484,785	640,511	6.45	47,196,204	638,862	5.40
Securities - taxable	8,593,945	111,933	5.21	8,348,785	99,614	4.77
Securities - tax-exempt	55,236	1,150	8.33	51,831	1,045	8.06
Interest bearing deposits in banks	44,185	709	6.37	13,642	147	4.27
Federal funds sold and securities purchased under resale agreements
	355,111	4,683	5.23	361,361	1,787	1.97
Trading account assets	368,232	1,898	2.04	948,725	1,364	0.57
Total earning assets	48,901,494	760,884	6.20	56,920,548	742,819	5.21
Allowance for loan losses	(335,932)			(506,452)
Cash and due from banks	1,845,328			1,606,632
Premises and equipment, net	480,054			475,408
Other assets	2,476,247			2,649,115
Total assets	$53,367,191			$61,145,251
Liabilities
Deposits:
Transaction accounts	$14,288,967	108,653	3.02	$15,552,783	61,636	1.58
Savings and consumer time	4,371,913	30,362	2.76	3,899,687	13,237	1.35
Large time	9,515,315	120,391	5.02	9,847,584	60,863	2.46
Total interest bearing deposits	28,176,195	259,406	3.65	29,300,054	135,736	1.84
Federal funds purchased and securities sold under repurchase agreements
	1,130,404	14,284	5.01	3,496,184	15,365	1.75
Net funding allocated from (to) discontinued operations (12)
	(1,912)	(25)	5.19	55,121	265	1.91
Commercial paper	1,559,098	19,753	5.03	1,432,207	8,056	2.24
Other borrowed funds (13)	828,448	11,318	5.42	4,886,263	34,873	2.84
Medium and long-term debt	1,846,674	26,957	5.79	3,300,675	25,989	3.13
Trust notes	14,601	239	6.53	14,148	239	6.73
Total borrowed funds	5,377,313	72,526	5.35	13,184,598	84,787	2.56
Total interest bearing liabilities	33,553,508	331,932	3.92	42,484,652	220,523	2.06
Noninterest bearing deposits	13,786,531			12,361,170
Other liabilities	1,362,923			1,710,988
Total liabilities	48,702,962			56,556,810
Stockholders' Equity
Common equity	4,664,229			4,588,441
Total stockholders' equity	4,664,229			4,588,441
Total liabilities and stockholders' equity
	$53,367,191			$61,145,251
Reported Net Interest Income/Margin
Net interest income/margin (taxable-equivalent basis)
		428,952	3.51%		522,296	3.67%
Less: taxable-equivalent adjustment		2,389			2,550
Net interest income		$426,563			$519,746

Average Assets and Liabilities of Discontinued Operations for Period Ended:
		September 30, 2007			September 30, 2008
Assets		$128,494			$5,738
Liabilities		$126,582			$60,859
Net Assets (Liabilities)		$1,912			$(55,121)

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 7

	For the Three Months Ended
	June 30, 2008			September 30, 2008
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense (10)	Rate (6)(10)	Balance	Expense (10)	Rate (6)(10)
Assets
Loans: (11)
Commercial, financial and industrial	$16,987,504	$229,612	5.44%	$17,262,407	$229,377	5.29%
Construction	2,566,207	30,794	4.83	2,579,582	30,352	4.68
Residential mortgage	14,495,754	199,756	5.51	15,285,171	211,965	5.55
Commercial mortgage	7,822,056	111,722	5.71	8,008,618	111,816	5.58
Consumer	2,977,852	44,453	6.00	3,421,338	49,286	5.73
Lease financing	644,788	1,171	0.73	639,088	6,066	3.80
Total loans	45,494,161	617,508	5.44	47,196,204	638,862	5.40
Securities - taxable	8,293,036	97,233	4.69	8,348,785	99,614	4.77
Securities - tax-exempt	52,742	1,105	8.38	51,831	1,045	8.06
Interest bearing deposits in banks	67,553	228	1.36	13,642	147	4.27
Federal funds sold and securities purchased under resale agreements
	213,292	1,093	2.06	361,361	1,787	1.97
Trading account assets	814,274	1,119	0.55	948,725	1,364	0.57
Total earning assets	54,935,058	718,286	5.24	56,920,548	742,819	5.21
Allowance for loan losses	(456,191)			(506,452)
Cash and due from banks	1,662,638			1,606,632
Premises and equipment, net	482,950			475,408
Other assets	2,645,510			2,649,115
Total assets	$59,269,965			$61,145,251
Liabilities
Deposits:
Transaction accounts	$15,550,970	59,513	1.54	$15,552,783	61,636	1.58
Savings and consumer time	3,846,404	13,918	1.46	3,899,687	13,237	1.35
Large time	10,929,983	71,078	2.62	9,847,584	60,863	2.46
Total interest bearing deposits	30,327,357	144,509	1.92	29,300,054	135,736	1.84
Federal funds purchased and securities sold under repurchase agreements
	2,428,357	12,697	2.10	3,496,184	15,365	1.75
Net funding allocated from (to) discontinued operations (12)
	64,945	360	2.23	55,121	265	1.91
Commercial paper	1,487,032	8,279	2.24	1,432,207	8,056	2.24
Other borrowed funds (13)	3,201,612	19,624	2.47	4,886,263	34,873	2.84
Medium and long-term debt	2,629,308	19,692	3.01	3,300,675	25,989	3.13
Trust notes	14,261	238	6.68	14,148	239	6.73
Total borrowed funds	9,825,515	60,890	2.49	13,184,598	84,787	2.56
Total interest bearing liabilities	40,152,872	205,399	2.06	42,484,652	220,523	2.06
Noninterest bearing deposits	12,875,823			12,361,170
Other liabilities	1,624,674			1,710,988
Total liabilities	54,653,369			56,556,810
Stockholders' Equity
Common equity	4,616,596			4,588,441
Total stockholders' equity	4,616,596			4,588,441
Total liabilities and stockholders' equity
	$59,269,965			$61,145,251
Reported Net Interest Income/Margin
Net interest income/margin (taxable-equivalent basis)
		512,887	3.74%		522,296	3.67%
Less: taxable-equivalent adjustment		2,329			2,550
Net interest income		$510,558			$519,746

Average Assets and Liabilities of Discontinued Operations for Period Ended:
		June 30, 2008			September 30, 2008
Assets		$95,415			$5,738
Liabilities		$160,360			$60,859
Net Liabilities		$(64,945)			$(55,121)

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 8

	For the Nine Months Ended
	September 30, 2007			September 30, 2008
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in thousands)	Balance	Expense (10)	Rate (6)(10)	Balance	Expense (10)	Rate (6)(10)
Assets
Loans: (11)
Commercial, financial and industrial	$14,544,388	$721,728	6.63%	$16,623,490	$697,292	5.60%
Construction	2,300,862	132,865	7.72	2,551,348	97,763	5.12
Residential mortgage	12,728,651	509,697	5.34	14,593,755	604,506	5.52
Commercial mortgage	6,222,590	331,429	7.12	7,694,956	336,508	5.83
Consumer	2,556,710	149,159	7.80	3,030,042	140,129	6.18
Lease financing	578,082	17,339	4.00	644,553	13,534	2.80
Total loans	38,931,283	1,862,217	6.39	45,138,144	1,889,732	5.59
Securities - taxable	8,574,149	327,874	5.10	8,332,647	301,810	4.83
Securities - tax-exempt	56,316	3,468	8.21	52,641	3,232	8.19
Interest bearing deposits in banks	70,650	3,113	5.89	36,936	503	1.82
Federal funds sold and securities purchased under resale agreements
	596,492	23,644	5.30	301,153	5,573	2.47
Trading account assets	339,666	5,200	2.05	827,881	5,287	0.85
Total earning assets	48,568,556	2,225,516	6.12	54,689,402	2,206,137	5.38
Allowance for loan losses	(332,690)			(454,191)
Cash and due from banks	1,931,368			1,675,293
Premises and equipment, net	482,373			480,705
Other assets	2,416,312			2,632,406
Total assets	$53,065,919			$59,023,615
Liabilities
Deposits:
Transaction accounts	$13,969,058	302,991	2.90	$15,323,611	204,064	1.78
Savings and consumer time	4,332,052	86,075	2.66	3,974,976	50,684	1.70
Large time	9,045,417	338,566	5.00	10,909,525	246,157	3.01
Total interest bearing deposits	27,346,527	727,632	3.56	30,208,112	500,905	2.21
Federal funds purchased and securities sold under repurchase agreements
	986,589	37,928	5.14	2,628,257	43,628	2.22
Net funding allocated from (to) discontinued operations (12)
	9,310	362	5.20	45,520	774	2.27
Commercial paper	1,576,745	59,446	5.04	1,375,789	26,127	2.54
Other borrowed funds (13)	821,270	33,273	5.42	3,224,146	70,563	2.92
Medium and long-term debt	1,752,240	75,625	5.77	2,594,875	65,138	3.35
Trust notes	14,713	715	6.48	14,261	715	6.68
Total borrowed funds	5,160,867	207,349	5.37	9,882,848	206,945	2.80
Total interest bearing liabilities	32,507,394	934,981	3.85	40,090,960	707,850	2.36
Noninterest bearing deposits	14,619,876			12,613,690
Other liabilities	1,350,586			1,678,057
Total liabilities	48,477,856			54,382,707
Stockholders' Equity
Common equity	4,588,063			4,640,908
Total stockholders' equity	4,588,063			4,640,908
Total liabilities and stockholders' equity
	$53,065,919			$59,023,615
Reported Net Interest Income/Margin
Net interest income/margin (taxable-equivalent basis)
		1,290,535	3.54%		1,498,287	3.65%
Less: taxable-equivalent adjustment		6,755			7,405
Net interest income		$1,283,780			$1,490,882

Average Assets and Liabilities of Discontinued Operations for Period Ended:
		September 30, 2007			September 30, 2008
Assets		$130,672			$74,723
Liabilities		$139,982			$120,243
Net Liabilities		$(9,310)			$(45,520)

Refer to Exhibit 11 for footnote explanations.

UnionBanCal Corporation and Subsidiaries

Noninterest income (Unaudited)
Exhibit 9

				Percentage Change to
	For the Three Months Ended			Sept. 30, 2008 from
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	June 30,
(Dollars in thousands)	2007	2008	2008	2007	2008
Service charges on deposit accounts	$76,210	$77,706	$77,079	1.14%	(0.81)%
Trust and investment management fees	39,546	43,802	40,638	2.76	(7.22)
Merchant banking fees	10,031	11,085	12,789	27.49	15.37
Trading account activities	21,795	16,687	12,397	(43.12)	(25.71)
Brokerage commissions and fees	10,476	10,635	9,520	(9.13)	(10.48)
Card processing fees, net	7,785	8,167	8,129	4.42	(0.47)
Securities gains, net	171	-	50	(70.76)	nm
Gains on private capital investments, net	12,203	1,282	5,597	(54.13)	nm
Other	29,970	30,262	32,522	8.52	7.47
Total noninterest income	$208,187	$199,626	$198,721	(4.55)%	(0.45)%

Noninterest expense (Unaudited)

				Percentage Change to
	For the Three Months Ended			Sept. 30, 2008 from
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	June 30,
(Dollars in thousands)	2007	2008	2008	2007	2008
Salaries and other compensation	$187,359	$204,077	$204,389	9.09%	0.15%
Employee benefits	29,453	39,222	33,740	14.56	(13.98)
Salaries and employee benefits	216,812	243,299	238,129	9.83	(2.13)
Net occupancy	37,534	38,232	38,574	2.77	0.89
Professional services	17,669	15,931	21,397	21.10	34.31
Outside services	19,868	20,295	20,777	4.58	2.38
Software	14,278	14,409	14,812	3.74	2.80
Equipment	15,426	15,141	14,437	(6.41)	(4.65)
Advertising and public relations	10,145	12,857	12,624	24.44	(1.81)
Communications	9,421	9,111	9,204	(2.30)	1.02
Data processing	8,086	7,784	8,945	10.62	14.92
Intangible asset amortization	1,126	670	670	(40.50)	0.00
Foreclosed asset expense	37	83	524	nm	nm
Provision for losses on off-balance sheet commitments
	4,000	5,000	8,000	100.00	60.00
Other	26,445	36,500	55,719	nm	52.65
Total noninterest expense	$380,847	$419,312	$443,812	16.53%	5.84%

UnionBanCal Corporation and Subsidiaries

Noninterest income (Unaudited)
Exhibit 10

			Percentage Change to
	For the Nine Months Ended		Sept. 30, 2008 from
	Sept. 30,	Sept. 30,	Sept. 30,
(Dollars in thousands)	2007	2008	2007
Service charges on deposit accounts	$228,373	$229,521	0.50%
Trust and investment management fees	116,062	127,828	10.14
Trading account activities	50,473	40,096	(20.56)
Merchant banking fees	27,917	35,667	27.76
Brokerage commissions and fees	29,669	30,014	1.16
Card processing fees, net	22,736	24,060	5.82
Securities gains, net	1,621	48	(97.04)
Gains on private capital investments, net	41,469	7,949	(80.83)
Gain on the VISA IPO redemption	-	14,211	nm
Other	82,270	84,349	2.53
Total noninterest income	$600,590	$593,743	(1.14)%

Noninterest expense (Unaudited)

			Percentage Change to
	For the Nine Months Ended		Sept. 30, 2008 from
	Sept. 30,	Sept. 30,	Sept. 30,
(Dollars in thousands)	2007	2008	2007
Salaries and other compensation	$568,245	$600,477	5.67%
Employee benefits	117,930	122,621	3.98
Salaries and employee benefits	686,175	723,098	5.38
Net occupancy	104,919	113,008	7.71
Outside services	54,987	58,081	5.63
Professional services	45,163	51,925	14.97
Equipment	47,240	44,925	(4.90)
Software	41,551	44,016	5.93
Advertising and public relations	28,536	33,579	17.67
Communications	26,834	27,690	3.19
Data processing	24,831	23,805	(4.13)
Intangible asset amortization	3,377	2,011	(40.45)
Foreclosed asset expense	55	696	nm
Provision for losses on off-balance sheet commitments
	5,000	21,000	nm
Other	87,849	122,496	39.44
Total noninterest expense	$1,156,517	$1,266,330	9.50%

UnionBanCal Corporation and Subsidiaries

Footnotes
Exhibit 11

(1)	Taxable-equivalent basis.
(2)	Dividends per share reflect dividends declared on UnionBanCal Corporation's common stock outstanding as of the declaration date.
(3)

Common shares outstanding reflect common shares issued less treasury shares. Weighted average common shares outstanding (basic) excludes nonvested restricted shares but includes the impact of those shares in the calculation of diluted shares.

(4)	End of period total assets and assets used in calculating these ratios include those of discontinued operations.
(5)	Average balances used to calculate our financial ratios are based on continuing operations data only, unless otherwise indicated.
(6)	Annualized.
(7)

The efficiency ratio is noninterest expense, excluding foreclosed asset expense (income) and the (reversal of) provision for losses on off-balance sheet commitments, as a percentage of net interest income (taxable-equivalent basis) and noninterest income, and is calculated for continuing operations only.

(8)	Estimated as of September 30, 2008. The regulatory capital and leverage ratios include discontinued operations.
(9)	The allowance for credit losses ratios include the allowances for loan losses and losses on off-balance sheet commitments. These ratios relate to continuing operations only.
(10)	Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.
(11)

Average balances on loans outstanding include all nonperforming loans and loans held for sale. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.

(12)

Net funding allocated from (to) discontinued operations represents the shortage (excess) of assets over liabilities of discontinued operations. The expense (earning) on funds allocated from (to) discontinued operations is calculated by taking the net balance and applying an earnings rate or a cost of funds equivalent to the corresponding period's Federal funds purchased rate.

(13)	Includes interest bearing trading liabilities.
nm = not meaningful

CONTACT:
UnionBanCal Corporation
John A. Rice, Jr., 415-765-2998 (Investor Relations)
Stephen L. Johnson, 415-765-3252 (Public Relations)
Michelle R. Crandall, 415-765-2780 (Investor Relations)